Exhibit 10.9

RELEASE AGREEMENT

THIS RELEASE AGREEMENT (the “Agreement”) is entered into by Michael G. Andrews (hereinafter referred to as “Employee”) and HouseValues, its parent, affiliates, subsidiaries, officers, directors, and managers (hereinafter referred to as “HouseValues” or “Employer”).

RECITALS

A. Employee has been employed by HouseValues as Vice President of Sales, and Employee wishes to resign from his employment.

B. HouseValues wishes to offer Employee employment during a transition period in exchange for the Employee’s agreement clarifying and resolving any disputes that may exist between the Employee and HouseValues arising out of the employment relationship and the ending of that relationship, and any continuing obligations of the parties to one another following the end of the employment relationship.

C. Each of the undersigned parties to this Agreement has had ample opportunity to review the facts and law relevant to this issue, has consulted fully and freely with competent counsel of its choice if desired, and has entered this Agreement knowingly and intelligently without duress or coercion from any source. Employee has had a reasonable time in which to consider whether he wished to sign this Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained below, it is agreed as follows:

1.	CONTINUED EMPLOYMENT

In exchange for the promises contained in Paragraph 5 below, Employee’s employment with HouseValues will continue pursuant to the terms of the Transition Employment Agreement.

2.	VALID CONSIDERATION

Employee and HouseValues agree that the offer of continued employment during the transition period pursuant to the terms of the Transition Employment Agreement is not required by HouseValues’ policies or procedures or by any pre-existing contractual obligation of HouseValues or by any statute, regulation or ordinance, and is offered by HouseValues solely as consideration for this Agreement.

3.	REAFFIRMATI0N OF CONFIDENTIAL INFORMATION, INVENTIONS, NONSOLICITATION AND NONCOMPETITION AGREEMENT

Employee expressly reaffirms and incorporates herein as part of this Agreement the Confidential Information, Inventions, Nonsolicitation And Noncompetition Agreement, which Employee signed as part of his employment with HouseValues, a copy of which was given to Employee, and which shall remain in full effect.

4.	CONFIDENTIALITY OF SEPARATION AGREEMENT

Employee agrees that he will keep the terms of this Agreement completely confidential, and that Employee will not disclose any information concerning this Agreement or its terms to anyone other than his spouse or domestic partner, legal counsel, tax advisors, and/or financial advisors, who will be informed of and bound by this confidentiality clause, and except as required by court order. In the event Employee is requested, by court order or any other legal process, to provide information covered by this confidentiality obligation, Employee agrees to immediately notify HouseValues of any such request.

5.	GENERAL RELEASE OF CLAIMS

Employee expressly waives any claims against HouseValues (including, for purposes of this Paragraph 5, all parents, affiliates, subsidiaries, officers, directors, stockholders, managers, employees, agents, investors, and representatives) and releases HouseValues (including its parents, affiliates, subsidiaries, officers, directors, stockholders, managers, employees, agents, investors, and representatives) from any claims, whether known or unknown, which existed or may have existed at any time up to the date of this Agreement, including claims related in any way to Employee’s employment with HouseValues or the ending of that relationship. This release includes, but is not limited to, any claims for wages, bonuses, employment benefits, stock options, or damages of any kind whatsoever, arising out of any common law torts, arising out of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any theory of wrongful discharge, any theory of negligence, any theory of retaliation, any theory of discrimination or harassment in any form, any legal restriction on HouseValues’s right to terminate employees, or any federal, state, or other governmental statute, executive order, or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964 as amended, the Civil Rights Act of 1991, the Civil Rights Act of 1866, 42 U.S.C. § 1981, the Americans

with Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the Washington Law Against Discrimination, or any other legal limitation on or regulation of the employment relationship. Employee agrees to indemnify and hold HouseValues harmless from and against any and all loss, costs, damages, or expenses, including, without limitation, reasonable attorneys’ fees incurred by HouseValues or arising out of any breach of this Agreement by Employee or resulting from any representation made herein by Employee was false when made. This waiver and release shall not waive or release claims where the events in dispute first arise after execution of this Agreement, nor shall it preclude either party from filing a lawsuit for the exclusive purpose of enforcing its rights under this Agreement.

Employee represents that Employee has not filed any complaints, charges or lawsuits against HouseValues with any governmental agency or any court, and agrees that Employee will not initiate, assist or encourage any such actions, except as required by law. Employee further agrees that if a commission, agency, or court assumes jurisdiction of such claim, complaint or charge against HouseValues on behalf of Employee, Employee will request the commission, agency or court to withdraw from the matter.

Employee represents and warrants that he is the sole owner of the actual or alleged claims, rights, causes of action, and other matters which are released herein, that the same have not been assigned, transferred, or disposed of in fact, by operation of law, or in any manner, and that he has the full right and power to grant, execute and deliver the releases, undertakings, and agreements contained herein.

6.	NO ADMISSION OF WRONGDOING

This Agreement shall not be construed as an admission by Employer of any wrongful act, unlawful discrimination, or breach of contract, and Employer specifically disclaims any liability to or discrimination against Employee or any other person.

7.	NONDISPARAGEMENT

Employee agrees to refrain from making any derogatory or disparaging comments to the press or any individual or entity regarding HouseValues, its business or related activities, or the relationship between the parties.

HouseValues’ officers, members of the Board of Directors, and Human Resources Director agree to refrain from making any derogatory or disparaging comments to the press or any individual or entity regarding Employee or the relationship between the parties.

8.	RETURN OF PROPERTY

Employee confirms that Employee has or will immediately, upon the Termination Date, return to Employer all files, memoranda, records, credit cards, pagers, computers, computer files, passwords and pass keys, card keys, or related physical or electronic access devices, and any and all other property received from Employer or any of its current or former employees or generated by Employee in the course of employment.

9.	BREACH OR DEFAULT

In the event of any breach or default under this Agreement by Employee, HouseValues may suffer irreparable damages and have no adequate remedy at law. In the event of any threatened or actual breach or default, HouseValues shall be entitled to injunctive relief, specific performance and other equitable relief. The rights and remedies of HouseValues under this paragraph are in addition to, and not in lieu of, any other right or remedy afforded to HouseValues under any other provision of this Agreement, by law, or otherwise. Any party’s failure to enforce this Agreement in the event of one or more events that violate this Agreement shall not constitute a waiver of any right to enforce this Agreement against subsequent violations.

10.	SEVERABILITY

The provisions of this Agreement are severable, and if any part of it is found to be unlawful or unenforceable, the other provisions of this Agreement shall remain fully valid and enforceable to the maximum extent consistent with applicable law.

11.	ENTIRE AGREEMENT

This Agreement, the Transition Employment Agreement and the Confidential Information, Inventions, Nonsolicitation And Noncompetition Agreement employee signed that is incorporated herein by reference, set forth the entire understanding between Employee and HouseValues and supersedes any prior agreements or understandings, express or implied, pertaining to the terms of Employee’s employment with HouseValues and the employment relationship. Employee acknowledges that in executing this Agreement, Employee does not rely upon any representation or statement by any representative of HouseValues concerning the subject matter of this Agreement, except as expressly set forth in the text of the Agreement. No modification or waiver of this Agreement will be effective unless evidenced in a writing signed by both parties.

12.	GOVERNING LAW

This Agreement will be governed by and construed exclusively in accordance with the laws of the State of Washington without reference to its choice of law principles. Any disputes arising under this Agreement shall be brought in a court of competent jurisdiction in the State of Washington.

13.	KNOWING AND VOLUNTARY AGREEMENT

Employee agrees that Employee has carefully read and fully understands all aspects of this Agreement including the fact that this Agreement releases any claims that Employee might have against Employer. Employee agrees that Employee has not relied upon any representations or statements not set forth herein or made by Employer’s agents or representatives. Finally, Employee agrees that Employee has been advised to consult with an attorney prior to executing the Agreement, and that Employee has either done so or knowingly waived the right to do so, and now enters into this Agreement without duress or coercion from any source.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates indicated below.

HouseValues		Employee

By:	/s/ Christine Thome	/s/ Michael G. Andrews
Christine Thome		Michael G. Andrews

HR Director
Dated: 4 August 2003
Dated: 8/4/03